UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

WESTERN IOWA ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51965	42-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2011, Western Iowa Energy, LLC (the “Company”) appointed Bradley D. Wilson as its Chief Financial Officer. The appointment of Mr. Wilson coincided with the retirement of the Company’s prior Chief Financial Officer, Joe Neppl, effective March 31, 2011.

Mr. Wilson, age 40, previously served in various positions with West Central Cooperative, based in Ralston, Iowa. From March 2005 through September 2007, Mr. Wilson served as an Internal Auditor with West Central Cooperative. In this position, Mr. Wilson conducted internal financial and inventory audits, managed various auditing and accounting functions for the cooperative’s biodiesel sector, and acted as project coordinator for the accounting system for biodiesel plants. From September 2007 through March 2011, Mr. Wilson served as a Business Analyst with West Central Cooperative. In this position, Mr. Wilson acted to implement the cooperative’s enterprise resource planning, coordinated special project for the Administration Department and served as a project manager for 360 Feeds, LLC, a West Central Cooperative subsidiary operating multiple feed mills.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

April 6, 2011	/s/ William J. Horan

Date	William J. Horan, President

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